Exhibit 3.866
CERTIFICATE OF FORMATION
OF
LETCO, LLC
     1. The name of the limited liability company is Letco, LLC.
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Letco, LLC this 29th day of June, 1998.

/s/ L. Frank Cordero
L. Frank Cordero
Authorized Person

CERTIFICATE OF AMENDMENT
OF
LETCO, LLC
1. The name of the limited liability company is Letco, LLC.
2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     Article First is amended to read as follows: The name of the limited liability company is RITM, LLC.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Letco, LLC this Twenty-First day of August, 1998.

/s/ David A. Barclay
David A. Barclay
Authorized Individual

(DEL. — LLC 3240 — 10/1/92)
C T System